UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas,
39th Floor
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, Garett Rosenblum, the Chief Accounting Officer of Safehold Inc. (the “Company”) informed the Company of his decision to resign from his position, effective December 31, 2023 to pursue other business opportunities. Mr. Rosenblum’s departure is not related to the Company’s financial or operating results or to any disagreements with the Company regarding the Company’s financial, operational, accounting, or reporting policies or practices.

Effective as of Mr. Rosenblum’s departure, Brett Asnas, the Company’s Chief Financial Officer, will assume the responsibility of the Company’s principal accounting officer and will directly supervise and manage the Company’s accounting team.

There are no arrangements or understandings between Mr. Asnas and any other persons pursuant to which Mr. Asnas was appointed. Mr. Asnas does not have any family relationships with any of the Company’s directors or executive officers. Mr. Asnas does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Biographical information for Mr. Asnas can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 10, 2023, which such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	November 27, 2023	By:	/s/ Jay Sugarman
Jay Sugarman
Chief Executive Officer